SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  December 20, 1996

                             Washington Mutual, Inc.
             (Exact Name of Registrant as specified in its charter)

                                   Washington
                 (State or other jurisdiction of incorporation)

                               0-25188 91-1653725
                (Commission File Number) (IRS Identification No.)

     1201 Third Avenue, Seattle, Washington                 98101
     (Address of Principal Executive Office)              (Zip Code)

                                  206-461-2000
               (Registrant's telephone number including area code)


Item 2.  Acquisition or Disposition of Assets.

     On December 20, 1996, the Company consummated its transaction with Keystone Holdings, Inc. ("Keystone Holdings"), Keystone Holdings' sole shareholder and certain of Keystone Holdings' wholly-owned subsidiaries (including American Savings Bank, F.A. ("ASB")), whereby Keystone Holdings was merged with and into the Company. The Company previously filed a Form 8-K describing the transaction and the persons involved and included as exhibits to the Form 8-K copies of the Agreement for Merger and certain additional documents about the transaction, including a form of escrow agreement and a registration rights agreement pursuant to which the recipients of the Company common stock to be issued in the transaction would have rights to require registration of such stock with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     Included herein at Exhibit 7(c) are copies of (i) the Agreement for Merger, as amended, (ii) the final Escrow Agreement and (iii) the Registration Rights Agreement.

     In addition, in connection with the transaction and pursuant to the Agreement for Merger, after the closing of the transaction the Company expanded the size of its Board of Directors from 13 to 15 persons and appointed to fill the vacancies two representatives nominated by Mr. Robert M. Bass, which representatives were mutually agreeable to Washington Mutual. The two new directors on the Company's Board of Directors are David Bonderman and J. Taylor Crandall. The following is a brief description of each of such person's background and business experience.

     David Bonderman. David Bonderman, 53, was a Director of each of Keystone Holdings and ASB from 1989 to December 20, 1996. Mr. Bonderman is a Principal of Texas Pacific Group, an investment entity. From 1983 until 1992, Mr. Bonderman was Chief Operating Officer of Keystone, Inc. (formerly Robert M. Bass Group, Inc.), a company owned by Robert M. Bass and principally engaged in investment activities. KH Group Management, Inc., a corporation of which Mr. Bonderman is the sole director and president, is the managing general partner of Keystone Holdings Partners, L.P., which was the sole shareholder of Keystone Holdings. He is a director of National Re Holdings Corp., a reinsurance holding company, Bell & Howell Company, Inc., an information handling, storage and retrieval company, Carr Realty Co., a real estate investment trust, and is Chairman of the Board of Continental Airlines, Inc.

     J. Taylor Crandall. J. Taylor Crandall, 42, was a Director of ASB from December 1988 to December 20, 1996. He has been Chief Financial Officer and Vice President of Keystone, Inc. and President of Acadia MGP, Inc., a general partner of Acadia Partners, L.P., an investment partnership. In addition, since August 1989, Mr. Crandall has been a Vice President of National Re Holdings Corp., and he served as Treasurer of that company until June 1990 and has been one of its directors since November 1989. From July 1976 to October 1986, Mr. Crandall was employed by The First National Bank of Boston, where he was Vice President-Corporate Lending at the time of his departure. Mr. Crandall is also a director of Bell & Howell Company, Inc. and Specialty Foods Acquisition Corporation.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

     1. Agreement for Merger, dated July 21, 1996, as amended November 1, 1996, by and among Washington Mutual, Inc., Keystone Holdings Partners, L.P., Keystone Holdings, Inc., New American Holdings, Inc., New American Capital, Inc., N.A. Capital Holdings, Inc. and American Savings Bank, F.A.

     2. Escrow  Agreement,  dated  December  20, 1996,  by and among  Washington
Mutual, Inc., Keystone Holdings Partners, L.P., the Federal Deposit Insurance Fund as manager of the FSLIC Resolution Fund and The Bank of New York.

     3. Registration Rights Agreement, dated July 21, 1996, by and among Washington Mutual, Inc., Keystone Holdings Partners, L.P. and the Federal Deposit Insurance Fund as manager of the FSLIC Resolution Fund.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WASHINGTON MUTUAL, INC.


                                          /s/  Douglas C. Wisdorf
Date:  January 3, 1997                    By:  Douglas C. Wisdorf
                                          Its: Senor Vice President